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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement and previously filed registration statements on Form S-8 of our report dated May 15, 1998 relating to the December 31, 1997 financial statements of Harper & Shuman, Inc. included in the Deltek Systems, Inc. Form 8-K file number 0-22001 and to all references to our Firm included in this Form S-3 Registration Statement No. 333-60457 and the Form S-8 Registration Statement Nos. 333-30717 and No. 333-29989.

                                     /s/  TOFIAS, FLEISHMAN, SHAPIRO & CO., P.C.
Boston, Massachusetts
September 25, 1998